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GOLDONLINE INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 99.3.b
YEAR ENDED MARCH 31, 1999

                                                                                                            PRO FORMA
                                                                                            PRO FORMA      STATEMENT OF
                                                                          AUDITED           ADJUSTMENT      OPERATIONS
Sales and revenues                                                      $ 1,509,028                         $1,509,028
Cost of sales                                                               814,835                            814,835
                                                                        -----------------------------------------------
  Gross profit                                                              694,193                -           694,193
Selling, general and administrative expense                                 659,063                            659,063
                                                                        -----------------------------------------------
  Loss from operations                                                       35,130                -            35,130

Other income (expense):
 Interest expense                                                           (17,542)                           (17,542)
 Interest and other income                                                      165                                165
                                                                        -----------------------------------------------
                                                                            (17,377)               -           (17,377)
                                                                        -----------------------------------------------
Net earnings (loss) before income taxes                                      17,753                -            17,753
Income tax expense (benefit)                                                    (68)                               (68)
                                                                        -----------------------------------------------
Net earnings (loss)                                                     $    17,821             $  -        $   17,821
                                                                        ===============================================

Net earnings (loss) per share                                           $     0.000                         $    0.000
                                                                        ===============================================

Weighted average shares outstanding, in millions                               75.0              1.2              76.2
                                                                        ===============================================

The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding.